                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File number 333-33883) of our report dated February 12, 1997 (except as to the information in the last paragraph of Footnote F, for which the date is August 18, 1997), on our audits of the financial statements of Cubist Pharmaceuticals, Inc. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand L.L.P.
                                             ---------------------------
                                             COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
January 9, 1998